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BALDWIN TECHNOLOGY COMPANY, INC.                                  [BALDWIN LOFO]

2 Trap Falls Road          Tel:   203 402 1000
Suite 402                  Fax:  203 402 5500
Shelton, CT 06484-0941     www.baldwintech.com
USA
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                                News from Baldwin
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                                                           For Immediate Release
                                                            Contact: Helen Oster
                                                                    203.402.1004

         KARL S. PUEHRINGER NAMED PRESIDENT AND CHIEF OPERATING OFFICER
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SHELTON, CT, June 20, 2005 - Baldwin Technology Company, Inc. (ASE:BLD)
announced today that Karl S. Puehringer has been elected President and Chief Operating Officer of the Company effective July 1, 2005, reporting to Gerald A. Nathe, Chairman and Chief Executive Officer.

Mr. Puehringer has served with the Company since 2001 and most recently held the position of Vice President, European Operations. Before joining Baldwin, Mr. Puehringer served as a Manager at A.T. Kearney in Munich. Prior to that, he was President and a Director of Voest-Alpine MCE Indonesia and Managing Director of Voest-Alpine Ice Mexico. In his new capacity as President and Chief Operating Officer of the Company, Mr. Puehringer will assume the day-to-day responsibility for Baldwin's European, American and Asian operations, all of which will report to him.

Gerald A. Nathe, Chairman and Chief Executive Officer of the Company, stated "Karl has a strong background in operations management and has been successful in consistently achieving positive results for the Company's largest business sector in Europe. Karl's management experience and existing knowledge of the Company will serve him well in his new role and responsibilities. I look forward to working with him to further improve the global performance of Baldwin Technology."

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    Baldwin Technology Company, Inc. is a leading international manufacturer of accessories and controls for the printing and publishing industry.

November 14, 2003